                                                                   EXHIBIT 10.13

                                    SUBLEASE

               THIS SUBLEASE ("Sublease"), dated January 6, 1999, for reference purposes only, is entered into by and between LYNX THERAPEUTICS, INC., a Delaware corporation ("Sublessor") and KOSAN BIOSCIENCES INCORPORATED, a California corporation ("Sublessee").

                                    RECITALS

        A. Sublessor leases certain premises consisting of approximately 44,280 square feet in a building commonly known as 3832 Bay Center Place, Hayward, California 94545 (the "Building"), pursuant to a certain Lease Agreement dated June 28, 1993, between Spieker-Singleton #87, Limited Partnership as landlord (hereinafter "Master Lessor"), and Sublessor, as tenant, (as amended or otherwise modified from time to time, the "Master Lease"), a copy of which is attached hereto as EXHIBIT A, together with certain improvements therein and appurtenances thereto as described in the Master Lease (said premises, together with said improvements and appurtenances, hereinafter the "Premises"). Capitalized terms herein not otherwise defined herein shall have the same meanings as provided in the Master Lease.

        B. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor a portion of the Premises consisting of 37,982 square feet, and more particularly shown on the layout attached at EXHIBIT B hereto ("Sublease Premises") upon the terms and conditions provided for herein.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublessor and Sublessee covenant and agree as follows:

                                    AGREEMENT

        1. SUBLEASE PREMISES. Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the Sublease Premises, upon and subject to the terms and conditions set forth herein. In connection with its use of the Sublease Premises, and to the extent Sublessor has the right under the Master Lease, Sublessee shall have the right to use in common with Sublessor and any other occupant of the Building the common areas outside the Building, including the walkways, parking areas, loading and unloading areas, driveways and entrances, as well as the common areas within the Building, including, the hallways, stairways, common areas, restrooms, and other areas that may be reasonably necessary for Sublessee's use of the Sublease Premises; provided, however that Sublessee shall only have the nonexclusive right to use 152 of the parking spaces leased to Sublessor pursuant to the Master Lease.

        2.      TERM.

                (a)     The term of this Lease shall commence on the later of
(i) February 1, 1999 or (ii) the date when the Sublessor has delivered possession of the Sublease Premises to Sublessee (the "Commencement Date"). Sublessor shall use commercially reasonable efforts to cause the Commencement Date to occur on February 1, 1999.

                                       1.

                (b) Notwithstanding said Commencement Date, if for any reason Sublessor cannot deliver possession of the Sublease Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay Rent until possession of the Sublease Premises is tendered to Sublessee. If the Commencement Date shall not have occurred by April 1, 1999, Sublessee shall have the right, until May 1, 1999, to terminate this Sublease upon written notice to Sublessor, whereupon, any monies previously paid or deposited by Sublessee to Sublessor shall promptly be refunded to Sublessee.

                (c) The term of this Lease shall end on July 31, 2003; PROVIDED, HOWEVER, that the term of this Sublease shall earlier terminate in the event of the earlier termination of the Master Lease.

                (d) If at any time during the term of this Sublease, Sublessor determines to sublease all or any part of the remainder of the Premises (the "Remaining Premises") other than the current sublease for the Remaining Premises (the "Inex Sublease") with Inex Pharmaceuticals (U.S.A.), Inc. ("Inex"), which includes a right to extend, then Sublessor shall notify Sublessee in writing and Sublessee shall have ten (10) business days after receipt of Sublessor's written notice to notify Sublessor in writing its intention to sublease such Remaining Premises. The terms of any such subletting of the Remaining Premises shall be on the same terms and conditions as this Sublease, except that the rent shall be the greater of (i) fair market rent or
(ii) the rent payable during the previous period for the Sublease Premises. The term "fair market rent" shall mean the rental rate for comparable space (including all tenant improvements), in comparable business parks within a ten
(10) mile radius of the Building's perimeter, excluding San Mateo County. If Sublessee timely provides Sublessor with notice of its election to sublease the Remaining Premises within said ten (10)-business day period then the parties shall consummate the sublease of such space by the preparation and execution of any amendment to this Sublease within thirty (30) days after Sublessor's receipt of Sublessee's notice. If Sublessee does not indicate in writing its election to sublease such Remaining Premises within said ten (10)-business day period, then Sublessor shall have the right to sublease such premises to a third party. Nothing contained in this section shall be construed to give Sublessee the right to sublease the Remaining Premises if Sublessor uses the Remaining Premises for its own occupancy. If the parties are unable to agree upon the fair market rent for the Remaining Premises within fifteen (15) days after Sublessee's exercise of its right of first offer to sublease the Remaining Premises, then the fair market rent shall be determined as follows: Sublessor and Sublessee shall each appoint one (1) real estate appraiser, which appraisers together shall determine the fair market rent for the Remaining Premises within fifteen (15) days of their appointment. Sublessor and Sublessee agree to make their appointments promptly. In the event the two appraisers selected by Sublessor and Sublessee shall be unable to agree on the amount of fair market rent, they shall promptly select a third appraiser and within fifteen (15) days after the third appraiser is selected, the third appraiser shall submit his or her determination of the then prevailing fair market rent. The fair market rent shall be the mean of the two closest rental determinations. Each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser (if one is appointed pursuant to the terms hereof). All real appraisers appointed shall be members of the American Institute of Real Estate Appraisers and have at least five (5)


                                       2.

years experience appraising similar space located in commercial projects in the vicinity of the Remaining Premises.

        3. USE. Sublessee shall be permitted to use the Sublease Premises consistent with the Permitted Use set forth in the Master Lease, and consistent with the applicable requirements of the City of Hayward.

        4.      RENT.

                (a) BASE RENT. Starting on the Commencement Date, Sublessee shall pay as base rent ("Base Rent") for the Sublease Premises in advance, on or before the first day of each month, without deduction or offset, monthly rent in the amounts set forth below. Base Rent and Additional Rent (defined below) shall be payable to Sublessor at the address stated herein for Sublessor. Base Rent and Additional Rent shall collectively be referred to herein as "Rent." Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment based on the number of days in the month at issue.


                    PERIOD                          MONTHLY RENT (EXCLUSIVE
                                                    OF BASIC OPERATING COST)
               02/01/99 - 01/31/00                           $70,646.52
               02/01/00 - 01/31/01                           $72,545.62
               02/01/01 - 01/31/02                           $74,444.72
               02/01/02 - 01/31/03                           $76,343.82
               02/01/03 - 07/31/03                           $78,242.92

                (b) ADDITIONAL RENT. Sublessee shall pay to Sublessor, as additional rent ("Additional Rent"), its pro rata share of the additional amounts which Sublessor is required to pay under the Master Lease with respect to the Premises, which are allocable to the term hereof, including, but not limited to, Sublessor's Pro Rata share of Basic Operating Costs. In addition, Sublessee shall pay to Sublessor as Additional Rent any costs and expenses applicable to the Sublease Premises which are paid directly by Sublessor, including, but limited to, personal property taxes and real property taxes on tenant improvements.

        5. SECURITY DEPOSIT. Upon mutual execution of this Sublease, Sublessee shall deposit with Sublessor the amount of $156,485.84 as a security deposit, which sum shall be held by Sublessor, without obligation for interest, as security for the performance of Sublessee's covenants and obligations under this Sublease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of damages incurred by Sublessor in case of Sublessee's default. Upon the occurrence of any event of default by Sublessee beyond the applicable notice and cure period, Sublessor may, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to cure such defaults hereunder, and any other damage, injury, expense or liability caused by such event of default, and Sublessee shall pay to Sublessor, within ten (10) days after Sublessee's receipt of written demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Sublessor, any remaining balance of such deposit shall be returned by Sublessor to Sublessee at such time after termination of this


                                       3.

Sublease less any amounts that are needed to perform any of Sublessee's obligations under this Sublease that have been unfulfilled by Sublessee.

        6. AS-IS. Subject to Master Lessor's service, maintenance or repair obligations under the Master Lease, the Sublease Premises and all improvements will be taken over on an "as is" basis, provided Sublessor represents, warrants and covenants (now and as of the Commencement Date) that all improvements to the Sublease Premises made by the Sublessor shall remain on the Sublease Premises (except the improvements and equipment listed on EXHIBIT E) and (I) have been constructed, installed, operated and maintained in accordance with all applicable laws, by-laws, rules, regulations, orders, permits and licenses and
(II) all plumbing, HVAC, electrical and other building systems within the Sublease Premises are in good working order and repair. The improvements to the Sublease Premises which shall remain at the Sublease Premises shall include the existing de-ionized water system, lab benches and fume hoods installed by Sublessor. Notwithstanding anything to the contrary contained herein, all improvements to the Sublease Premises made by Sublessor (the "Sublessor Improvements") shall at all times remain the property of Sublessor, subject only to Sublessee's rights to use such improvements as part of the Sublease Premises pursuant to this Sublease. Upon the expiration or sooner termination of this Sublease, Sublessee shall vacate and surrender the Sublease Premises, in the same condition, broom clean, and with all systems and improvements in good working order as existed at the Commencement Date ordinary wear and tear excepted; provided, however, that Sublessee's obligations to vacate and surrender the Sublease Premises as provided herein shall be subject to Sections 23 and 24 of the Master Lease as incorporated herein.

        7. MASTER LEASE. This Sublease shall be subject and subordinate to all of the terms and provisions of the Master Lease, and Master Lessor shall have all rights in respect of the Master Lease and the Premises as set forth therein. Except for payments of Rent and Basic Operating Costs under Sections 6 and 7 of the Master Lease (which payments shall be made by Sublessor), and, except as otherwise provided herein, Sublessee hereby agrees to perform for Sublessor's benefit, during the term of this Sublease, all of Sublessor's obligations under the Master Lease but only to the extent they relate to the Sublease Premises which accrue during the term of this Sublease.

        8.      INCORPORATION OF MASTER LEASE.

                (a) Except as otherwise provided in this Sublease, all of the terms and provisions of the Master Lease are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublessor being substituted for the Landlord in the Master Lease, the Sublessee being substituted for the Tenant in the Master Lease and the Sublease Premises being substituted for the Premises in the Master Lease provided, however, that the term "Landlord" in the following sections of the Master Lease (i) shall mean Master Lessor, not Sublessor: 7.A, 7.B, 8.A, 10, 16, 17, 18, 23.C, 24, 29, and 44, and (ii) shall mean both Master Lessor and
Sublessor: 7E.

                (b)     Notwithstanding the foregoing:


                                       4.

                (i) the following Paragraphs of the Master Lease are not incorporated herein: Basic Lease Information (Lease Date, Tenant, Landlord, Address of Landlord, Scheduled Term Commencement Date, Length of Term, Estimated First Year Operating Cost, Tenant's Proportionate Share, Rent, Security Deposit) 1,2, 3, 19, 20, 37, 38, 39, 41, 42, 43 and Exhibits B, C, and D.

                (ii) Each of the parties hereto shall fully perform all of their respective obligations hereunder, and shall indemnify, defend, protect, and hold harmless the other party from any and all liability, damages, liabilities, claims proceedings, actions, demands and costs (including reasonable attorneys' fees) resulting, directly or indirectly, from their failure to perform their respective obligations.

                (iii) Upon any termination of the Master Lease, this Sublease shall also terminate. If Master Lessor seeks to terminate the Master Lease because of a default or alleged default by Sublessor under the Master Lease (other than a default or alleged default caused by the default by Sublessee under this Sublease), Sublessor shall take all action required to reinstate the Master Lease. Further, if Rent is abated under the Master Lease, Rent hereunder shall also be abated in the same proportion.

                (iv) Sublessor shall have no service, maintenance or repair obligations with respect to the Sublease Premises except for its obligation to use commercially reasonable efforts to enforce the obligations of Master Lessor under the Master Lease. Sublessee hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 of the Civil Code of California. Sublessor shall use commercially reasonable efforts to enforce Master Lessor's service, maintenance or repair obligations under the Master Lease.

                (v) Sublessee shall indemnify, defend, protect, and hold Sublessor harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublessor or which Sublessor may pay or incur to the extent caused by (i) a breach of this Sublease by Sublessee, (ii) any violation of law by Sublessee or its employees, agents, contractors or invitees ("Agents") relating to the use or occupancy of the Sublease Premises, or (iii) the negligence or willful misconduct of Sublessee or its Agents. Sublessor shall indemnify, defend, protect, and hold Sublessee harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties and expenses which may be brought or made against Sublessee or which Sublessee may pay or incur to the extent caused by (i) the negligence or willful misconduct of Sublessor or its Agents occurring on or about the Premises or Sublease Premises;
(ii) the failure by Sublessor to comply with or perform its obligations under the Master Lease and/or this Sublease, and (iii) a breach by Sublessor of any of its representations or warranties to Sublessee under this Sublease. As used herein, "Hazardous Materials" means any substance or material which is classified or considered to be hazardous or toxic under any present or future federal, state, regional or local law relating to the use, storage, treatment, existence, release, emission, discharge, generation, manufacture, disposal or transportation of any such substances.

                (vi) Sublessee shall indemnify, defend and hold harmless Sublessor and Master Lessor from and against all claims, suits, judgments, losses, costs, personal injuries,


                                       5.

damages, and expenses of every type and nature, to the extent caused by the storage, use, release or disposal of Hazardous Materials on or about the Premises by Sublessee or Sublessee's employees, contractors, agents or licensees, except to the extent that any of the foregoing results from (i) the willful misconduct or negligent acts or omissions of Sublessor, or any of its agents, employees, contractors or licensees, or (ii) the willful misconduct or negligent acts or omissions of Master Lessor, or any of its agents, employees, contractors or licensees. Notwithstanding anything to the contrary in this Sublease or Master Lease, Sublessee shall have no obligation to clean up or to comply with any law regarding, or to reimburse, indemnify, defend or hold harmless Sublessor or Master Lessor with respect to, any Hazardous Materials discovered on the Sublease Premises which existed prior to the Commencement Date of this Sublease.

                (vii) Sublessor shall indemnify, defend and hold harmless Sublessee from and against all claims, suits, judgments, losses, costs, personal injuries, damages, and expenses of every type and nature, to the extent caused by storage, use, release or disposal of Hazardous Materials on or about the Sublease Premises or Premises by Sublessor or Sublessor's employees, contractors, agents or licensees, except to the extent that any of the foregoing results from the willful misconduct or negligent acts or omissions of the Sublessee or Sublessee's employees or agents. Notwithstanding anything to the contrary in this Sublease, Sublessor shall have no obligation to clean up or to comply with any law regarding, or to reimburse, indemnify, defend or hold harmless Sublessee with respect to, any Hazardous Materials which come to be located on the Sublease Premises or Premises after the Commencement Date (except if such Hazardous Materials are brought onto the Sublease Premises or Premises by Sublessor).

                (viii) Sublessor represents to Sublessee that (A) the Master Lease is in full force and effect, (B) the copy of the Master Lease which is attached to this Sublease as EXHIBIT A is a true, correct and complete copy of the Master Lease, (C) to Sublessor's best knowledge, no default exists on the part of Sublessor, or has there occurred any event which, with the giving of notice or passage of time or both, could constitute such a default or event of default, (D) to Sublessor's best knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor which could, in the aggregate, adversely affect the Sublease Premises or of Sublessor to perform its obligations under the Sublease, and Sublessor is not aware of any facts which might result in any actions, suits or proceedings, and (E) to Sublessor's best knowledge (x) Sublessor has not discharged, disposed of or released any Hazardous Materials in or about the Sublease Premises or Premises except in compliance with applicable laws and no action, proceeding, or claim is pending, or threatened concerning any Hazardous Materials arising in connection with Sublessor's use of the Sublease Premises or Premises, and (y) Sublessor has not transported, stored, used, manufactured, emitted, disposed of or released, or exposed to its employees or others to, Hazardous Materials on or about the Sublease Premises or Premises in violation of any law, rule, regulation, treaty or statute promulgated by any governmental authority. Sublessor shall immediately notify Sublessee of any release, emission or spill of any Hazardous Materials on or about the Sublease Premises or Premises of which it is aware which may in any way pose a material threat to the health or safety of any person located in or about the Sublease Premises. Sublessor shall deliver to Sublessee on the Commencement Date a hazardous waste certificate in the form attached to the Master Lease as Exhibit C completely filled-out and duly executed by Sublessor for the benefit of Sublessee and made effective as of the Commencement Date. Sublessee shall immediately notify Sublessor of any release, emission or spill of any Hazardous


                                       6.

Materials on or about the Sublease Premises of which it is aware which may in any way pose a material threat to the health or safety of any person located in or about the Sublease Premises. Sublessee shall deliver to Sublessor on the Commencement Date a hazardous waste certificate in the form attached to the Master Lease as Exhibit C completely filled-out and duly executed by Sublessee for the benefit of Sublessor and made effective as of the Commencement Date.

                (ix) The provisions and obligations of the foregoing Section 8(b)(v),(vi), and (vii) shall survive the termination of this Sublease.

        (c) For the purposes of incorporating the terms and provisions of the Master Lease into this Sublease, the Master Lease is hereby amended as follows (references are to Sections of the Master Lease):

                (i) Section 21B. of the Master Lease is deleted and replaced with the following: Any Rent or other consideration realized by Sublessee under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of (1) the reasonable cost of any improvements which Sublessee has made to the Premises and (2) reasonable subletting and assignment costs, shall be divided and paid, fifty percent (50%) to Sublessee, fifty percent (50%) to Sublessor, after Master Lessor has been paid its share of such excess rent pursuant to Section 21.B of the Master Lease.

        9. BROKERAGE. Each party warrants and represents to the other that other than Cornish & Carey Commercial, such party has not retained any other real estate broker, finder or any other person whose services would form the basis for any claim for any commission or fee in connection with this Sublease or the transactions contemplated hereby. Each party agrees to save, defend, indemnify and hold the other party free and harmless from any breach of its warranty and representation as set forth in the preceding sentence, including the other party's attorneys' fees.

        10. SUBLESSOR'S OBLIGATIONS. Except as expressly otherwise provided herein Sublessor shall have no obligation to Sublessee with respect to the Premises or the performance by Master Lessor of any obligations of Master Lessor under the Master Lease.

        11. EARLY TERMINATION OF MASTER LEASE. If, without the fault of Sublessor hereunder the Master Lease should terminate prior to the expiration of this Sublease, Sublessor shall have no liability to Sublessee. To the extent that the Master Lease grants Sublessor any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublessor shall not exercise such right at any time during the first forty two (42) months of the term of this Sublease without the prior written consent of the Sublessee. Commencing with the forty third (43rd) month, Sublessor shall be entitled to exercise or not exercise any such discretionary right to terminate the Master Lease in its complete and absolute discretion. In the event of a termination of this Sublease due to casualty or condemnation, Sublessor shall be entitled to all insurance proceeds for the Sublessor Improvements regardless of whether the insurance covering the Sublessor Improvements is maintained by Sublessor or Sublessee. In the event of a casualty or condemnation which does not result in a termination of this Sublease, Sublessee shall receive all insurance proceeds for the Sublessor Improvements (regardless of whether the insurance covering the Sublessor Improvements is maintained by


                                       7.

Sublessor or Sublessee) and shall use such insurance proceeds to promptly repair, restore or rebuild the Sublessor Improvements, subject to the supervision and approval of Sublessor during the construction process.

        12. QUIET ENJOYMENT. Sublessee shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease and subject to the Master Lease, provided that Sublessee pays all rent and performs all of Sublessee's covenants and agreements contained herein. In the event, however, that Sublessor defaults in the performance or observance of any of Sublessor's obligations under this Sublease or receives a notice of default from Master Lessor under the Master Lease, then Sublessee shall give written notice to Sublessor specifying in what manner Sublessor has defaulted. If such default shall not be cured within a reasonable time, but in no event later than thirty
(30) days after Sublessor's receipt of such written notice from Sublessee (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure as quickly as possible), then Sublessee shall be entitled, at Sublessee's option, to cure such default and promptly collect from Sublessor Sublessee's reasonable expenses in so doing (including, without limitation, reasonable attorneys' fees and court costs) unless such default by Sublessor is caused by a default of Sublessee hereunder (in which case Sublessor shall not be liable for Sublessee's costs to cure the default). Sublessee shall not be required to wait the entire cure period provided for herein if earlier action is required to prevent a termination by Master Lessor of the Master Lease and Sublessor has failed to take such earlier action. Nothing contained herein shall entitle Sublessee to act on behalf of Sublessor or in Sublessor's name.

        13. CONSENT OF MASTER LESSOR. If Sublessee desires to take any action which requires the consent of Master Lessor pursuant to the terms of the Master Lease, including, without limitation, the making of any alterations, then, notwithstanding anything to the contrary herein, (a) Sublessor, independently, shall have the same rights of approval or disapproval as Master Lessor has under the Master Lease, (b) Sublessee shall not take any such action until it obtains the consent of both Sublessor and Master Lessor, and (c) Sublessee shall request that Sublessor obtain Master Lessor's consent on Sublessee's behalf and Sublessor shall use commercially reasonable efforts to obtain such consent, unless Sublessor and Master Lessor agree that Sublessee may contact Master Lessor directly with respect to the specific action for which Master Lessor's consent is required. Any consent required of Sublessor conclusively shall be deemed reasonably withheld, if consent also is required of the Master Lessor, and Master Lessor withholds Master Lessor's consent.

        14. NO THIRD PARTY RIGHTS. The benefit of the provisions of this Sublease is expressly limited to Sublessor and Sublessee and their permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions; PROVIDED, HOWEVER, that Master Lessor shall be entitled to the benefit of Sublessee's assumption of Sublessor's obligations, as "Tenant" under the Master Lease, pursuant to Section 5 above.

        15. BOARD APPROVAL. This Sublease is subject to both the approval of the Board of Directors of the Sublessor and the Board of Directors of the Sublessee.


                                       8.

        16. MASTER LESSOR CONSENT. This Sublease and Sublessor's and Sublessee's obligations hereunder are conditioned upon having obtained the written consent of the Master Lessor to this Sublease. If such consent has not been obtained by Sublessor within thirty (30) days after the date of Sublessor's execution of this Sublease, Sublessee may, within ten (10) days thereafter, terminate this Sublease by written notice to Sublessor whereupon Sublessor shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with its execution of this Sublease. Sublessor shall use commercially reasonable efforts to obtain Master Lessor's consent to this Sublease as soon as practicable.

        17. COUNTERPARTS. This Sublease may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

        18. SECURITY SERVICES. Sublessee, at its sole cost and expense, shall maintain security services for the Sublease Premises. Such services shall be provided on a 24-hour basis by a security company acceptable to Sublessor in its reasonable discretion.

        19. SURRENDER. Sublessee's obligation to surrender the Sublease Premises shall be fulfilled if Sublessee surrenders possession of the Sublease Premises in the condition existing at the Commencement Date, ordinary wear and tear, Hazardous Materials existing at Commencement Date, and interior improvements made by Sublessee which Sublessor states in writing may be surrendered at the termination of the Sublease excepted; provided, however, that Sublessee's obligations to vacate and surrender the Sublease Premises as provided herein shall be subject to Sections 23 and 24 of the Master Lease as incorporated herein.

        20. ADDITIONAL AGREEMENT. Sublessee and Sublessor agree to use commercially reasonable efforts to execute (and to cause Inex to execute), prior to the Commencement Date, an Assignment and Assumption Agreement in the exact form as EXHIBIT C attached hereto and incorporated herein by reference.

        21. INITIAL SUBLESSEE IMPROVEMENTS. Subject to the consent and approval of Master Lessor, and the requirements of Section 12 of the Master Lease, Sublessor hereby consents to the construction by Sublessee of those certain improvements to the Sublease Premises (the "Sublessee Improvements") generally described in EXHIBIT D attached hereto and incorporated herein by reference. Sublessor's consent as set forth herein is subject to approval by Sublessor and Master Lessor of final plans and specifications for the Sublessee Improvements.

        22. MUTUAL WAIVER OF SUBROGATION. The waiver of subrogation provision set forth in Section 9 of the Master Lease shall be deemed a three party agreement binding among and inuring to the benefit of Sublessor, Sublessee and Master Lessor (by reason of its consent to hereto).


                                       9.

        IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.

ADDRESS:                                SUBLESSOR:

3832 Bay Place                          LYNX THERAPEUTICS, INC.
Hayward, CA  94545
Attn: Edward C. Albini

                                        By: /s/ [ILLEGIBLE]
                                           --------------------------------

                                        Its:  Chief Financial Officer
                                            -------------------------------

                                        By:
                                           --------------------------------

                                        Its:
                                            -------------------------------

ADDRESS:                                SUBLESSEE:

                                        KOSAN BIOSCIENCES INCORPORATED

                                        By: /s/ Daniel V. Santi
                                            --------------------------------

                                        Its:          CEO
                                            -------------------------------

                                        By: /s/ Michael S. Ostrach
                                            --------------------------------

                                        Its:  VP and Asst Secretary
                                             -------------------------------

                                    EXHIBIT A

                          [ATTACH COPY OF MASTER LEASE]

                             BASIC LEASE INFORMATION

LEASE DATE:                             June 28, 1993

TENANT:                                 Lynx Therapeutics, Inc.

ADDRESS OF TENANT:                      3832 Bay Center Place
                                        Hayward, CA 94545


LANDLORD:                               Spieker-Singleton #87, Limited
                                        Partnership

ADDRESS OF LANDLORD:                    6000 Stoneridge Mall Road, Suite 270
                                        Pleasanton, CA 94588

PROJECT DESCRIPTION:                    An approximately 128,700 square foot
                                        project consisting of four building
                                        located at Breakwater Avenue and Bay
                                        Center Place in Hayward, California,
                                        known as BayCenter Business Park.

BUILDING DESCRIPTION:                   An approximately 44,280 square foot
                                        building located at 3832 Bay Center
                                        Place, Hayward, California

PREMISES:                               Approximately 44,280 square feet, more
                                        or less, of office space located in
                                        BayCenter Business Center, and more
                                        commonly known as 3832 Bay Center Place
                                        Hayward, California as outlined in red
                                        on Exhibit "A" attached hereto.

PERMITTED USES:                         General office and research and
                                        development, and manufacturing of
                                        certain biotechnical and chemical
                                        products.

OCCUPANCY DENSITY:                      4 people per 1000 square feet of
                                        occupied space

SCHEDULED TERM COMMENCEMENT DATE:       August 1, 1993


LENGTH OF TERM:                         One Hundred Twenty (120) months

RENT:


                                                Occupancy
                                        Month     Level          Base Rent
                                        -----     -----          ---------

Base Rent:                              1-2       15,000 sf      Free of Base Rent
                                        3-12      15,000 sf      $.67/sf/mo NNN
                                        13-24     30,000 sf      $.67/sf/mo NNN
                                        25-36     44,280 sf      $.67/sf/mo NNN
                                        37-60     44,280 sf      $.72/sf/mo NNN
                                        61-96     44,280 sf      $.82/sf/mo NNN
                                        97-120    44,280 sf      $.90/sf/mo NNN


Estimated First Year Basic Operating
Cost:                                   $.14/sf/mo of occupied space

SECURITY DEPOSIT:                       $29,700.00

TENANTS PROPORTIONATE SHARE:            Months 1-12       11.66% of Project
                                        Months 13-24      23.31% of Project
                                        Months 25-120     34.41% of Project
                                        (Unless occupancy is adjusted as
                                        described herein in Paragraph 1)

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

                                TABLE OF CONTENTS

                                                               Page

         BASIC LEASE INFORMATION                                1
         Table of Contents                                      2
1.       Premises                                               3
2.       Possession and Lease Commencement                      3
3.       Term                                                   3
4.       Use                                                    3
5.       Rules and Regulations                                  3
6.       Rent                                                   3
7.       Basic Operating Cost                                   4
8.       Insurance and Indemnification                          5
9.       Waiver of Subrogation                                  5
10.      Landlord's Repairs and Services                        5
11.      Tenant's Repairs                                       5
12.      Alterations                                            5
13.      Signs                                                  6
14.      Inspection/Posting Notices                             6
15.      Utilities                                              6
16.      Subordination                                          6
17.      Financial Statements                                   6
18.      Estoppel Certificate                                   6
19.      Security Deposit                                       7
20.      Tenant's Remedies                                      7
21.      Assignment and Subletting                              7
22.      Quiet Enjoyment                                        7
23.      Condemnation                                           7
24.      Casualty Damage                                        7
25.      Holding Over                                           8
26.      Default                                                8
27.      Liens                                                  9
28.      Substitution                                           9
29.      Transfers by Landlord                                  9
30.      Right of Landlord to Perform Tenant's Covenants        9
31.      Waiver                                                 9
32.      Notices                                               10
33.      Attorneys' Fees                                       10
34.      Successors and Assigns                                10
35.      Force Majeure                                         10
36.      Miscellaneous                                         10
37.      Additional Provisions                                 10

         EXHIBIT "A"                     Site Plan, Legal Description
         EXHIBIT "B"                     Tenant Improvement Specifications
         EXHIBIT "C"                     Hazardous Waste Certificate
         EXHIBIT "D"                     First Right of Refusal
         EXHIBIT "E"                     Exceltech Report dated March 1, 1988

                                      LEASE

               THIS LEASE is made as of the 28TH day of JUNE, 1993, between SPIEKER-SINGLETON #87, LIMITED PARTNERSHIP (herein after called "Landlord") and LYNX THERAPEUTICS, INC. (hereinafter called "Tenant").

PREMISES       1.   Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "Premises") cross-hatched outlined-in red on Exhibit "A" and described in the Basic Lease Information.
                    The Premises may be all or part of the building (the
                    "Building") or of the project (the "Project") which may consist of more than one building. The Building and Project are outlined in blue and green respectively on Exhibit "A".
                    Notwithstanding the foregoing during the first two (2) years of this Lease, in the event Tenant is actually occupying more than the occupied space referred to in Basic Lease
                    Information, then Tenant shall pay for such additional space on the same square footage cost as outlined.

POSSESSION
AND LEASE
COMMENCEMENT

                    C.   This Lease shall commence August 1, 1993.

TERM           3.   The Term of this Lease shall commence on the Term
                    Commencement Date and continue in full force and effect for the number of months specified as the Length of and Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term
                    Commencement Date is a date other than the first day of the calendar month the Term shall be the number of months of the Length of the Term in addition to the remainder of the calendar month following the Term Commencement Date.

USE            4.   A. Tenant shall use the Premises for the Permitted Use and for no other use or purpose without prior written consent of Landlord. No increase in the Occupant Density of the Premises shall be made without the prior written consent of Landlord. Tenant and it employees, customers, visitors, and licensees shall have the nonexclusive right to use, in common with other parties occupying the Buildings or Project, the parking areas and driveways of the Project, including without limitation to non-exclusive use of four parking stalls per 1,000 square feet occupied hereunder, subject to such reasonable rules and regulations as Landlord may from time to time prescribe.

                    B. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibration to emanate from the Premises, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Building or Project in which the Premises are situated or unreasonably interfere with their use of their respective premises. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is toxic, harmful, explosive, highly inflammable or combustible unless such is done in accordance with applicable rules and regulations as determined by local, state and federal authorities. Storage outside the Premises of materials, vehicles or any other items Landlord deems objectionable is prohibited without Landlord's prior written consent. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purposes, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls, or ceilings which endanger the structure, or place any harmful liquids in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord.

                    C. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, stature, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. The judgement of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord by a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant. Tenant shall not do or permit anything to be done in, on or about the Premises, Building or Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify Landlord and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law or comply with the requirements as set forth herein.

RULES AND      5.   Tenant and Tenant's agents, employees, and invitees shall
REGULATIONS         faithfully observe and comply with any reasonable rules and regulations Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Project. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the rules and regulations.

RENT           6.   Tenant shall pay to Landlord, without demand throughout the term, Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as the Landlord may from time to time designate in writing. Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Rent commences on other than the first day of a month, then Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month succeeding the Term
                    Commencement Date.

BASIC          7.   A. BASIC OPERATING COST. In addition to the Base Rent
OPERATING           required to be paid hereunder, Tenant shall pay as
COSTS               additional Rent, Tenant's Proportionate Share, as defined in the Basic Lease Information, of Basic Operating Cost in the manner set forth below. Basic Operating Cost shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, or would be required to pay if the Project were fully occupied, because of or in connection with management, maintenance, preservation and operation of the Project and its supporting facilities servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including but not limited to the following:

                        (1) All real estate taxes, possessory interest taxes,
                    business or license taxes of fees, service payment in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charge, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the rent (or any proportion or component thereof), except (a) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (b) taxes computed upon the basis of the net income of Landlord or the owner of any interest therein.

                        (2) All insurance premiums and costs, including but not
                    limited to, any deductible amounts, premiums and cost of fire, casualty and liability coverage which Landlord is required to carry pursuant to Section 8.A below, rental abatement and special hazard insurance applicable to the Project and Landlord's personal property used in connection therewith; provided, however, that Landlord may, but shall not be obligated to, carry special hazard insurance covering losses caused by casualty not insured under standard fire and extended coverage insurance, excluding earthquake insurance obtained without Tenant's prior consent.

                        (3) Repairs, replacements and general maintenance for
                    the Premises, Building and project (except for those repairs expressly the responsibility of Landlord, those repairs paid for by proceeds of insurance or by Tenant or other third parties, and alterations attribute solely to tenants of the Project other than Tenant).

                        (4) All maintenance, janitorial and service agreements
                    and cost or supplies and equipment used in maintaining the Premises, Building and Project and the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including with out limitations to alarm service, window cleaning, elevator maintenance, Building exterior maintenance and landscaping.

                        (5) Utilities which benefit all or a portion of the
                    Premises.

                        (6) a management and accounting cost recovery equal to
                    ten percent (10%) of Basic Operating Cost.

                    In the event that the Project is not fully occupied during any fiscal year of the Term as determined by Landlord, and adjustment shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the building had bee one hundred percent (100%) occupied; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) if the total Basic Operating Cost from all of the tenants in the Project including Tenant.

                    To the extent commercially reasonable, Landlord will use third party contractors to perform maintenance, repairs, and other functions under this Paragraph. Landlord will negotiate at arms length with these contractors, suppliers and/or vendors to obtain competitive prices and Landlord will use its effort during this lease to obtain competitive pricing for services and products for which Tenant is financially responsible under this Paragraph 7.

                    Notwithstanding the foregoing, Operating Costs shall not include (i) depreciation on the Building, (ii) real estate broker's commissions, (iii) interest, loan fees and other carrying costs relating to any mortgage or deed of trust on the Building or Project, (iv) costs, fines or penalties for violations by Landlord of any governmental rule, (v) any obligations of Landlord with respect to Hazardous Materials,
                    (vi) any amounts for services paid to entities related to Landlord to the extent said amounts exceed the amounts that would have been paid to unaffiliated entities for the same services; (vii) any cost incurred to remedy any defects in construction of the Building, (viii) any amounts for the acquisition or maintenance of art work located in the Building or Project or the cost of insurance thereon. If any capital expense borne under Paragraph 7 is above ten thousand dollars ($10,000) then the expense will be amortized over the useful life with a ten percent (10%) interest rate.

                    All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants. Notwithstanding anything herein to the contrary and instance wherein Landlord, at Landlord's sole reasonable discretion, deems Tenant to be responsible for any amounts greater than its Proportionate Share, Landlord shall have the right to allocate cost in any manner Landlord deems reasonably appropriate.

                    B. PAYMENT OF ESTIMATED BASIC OPERATING COST. "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimate Basic Operating Cost for ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Costs with installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost will apparently vary from the then Estimated Basic Operating Cost by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimate Basic Operating Cost for the balance of such fiscal year and Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost as so revised for the balance of the then current fiscal year on the first of each calendar month and there after.

                    C. COMPUTATION OF BASIC OPERATING COST ADJUSTMENT. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within ninety (90) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as possible, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic

                    Operating Costs, then (provided that Tenant is not in default under this Lease), Landlord shall pay to Tenant the difference within Twenty (20) days of such statement. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cot Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year for which the Tenant is obligated to pay Base Rent.

                    D. NET LEASE. This shall be net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses except as herein provided. The provisions for payment of Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in paragraph 7A incurred in connection with ownership and operation of the Building or Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building or Project.

                    E. TENANT AUDIT. Tenant shall have the right, at Tenant's expense and upon not less than five(5) days prior written notice to Landlord, to review at reasonable times, in Landlord's office, Landlord's books and records applicable to Tenant's Lease for purposes of verifying Landlord's calculation of the Basic Operating Cost and Basic Operating Cost Adjustment.

                    In the event that Tenant shall dispute the amount set fort in any statement provided by Landlord under Paragraph 7B or 7C above, Tenant shall have the right, not later than twenty
                    (20) days following the receipt of such statement and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and record with respect to such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of ten percent (10%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this paragraph 7B within twenty (20) days of receipt of Landlord's statement provided pursuant to paragraph 7B or 7C, such statement shall be final and binding for all purposes hereof.

INSURANCE AND  8.   A. CASUALTY INSURANCE. Landlord agrees to maintain insurance
INDEMNIFI-          insuring the Buildings of the Project of which the Premises
CATIONS             are a part, against fire, lightning, extended coverage,
                    vandalism and malicious mischief in an amount not less then eighty percent (80%) of the replacement cost thereof. Such insurance shall be for the sole benefit of Landlord and under its sole control. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may keep or maintain in the premises or any leasehold improvements, additions or alterations which Tenant may make upon the Premises.

                    B. LIABILITY INSURANCE. Tenant shall purchase at its own expense and keep in force during this Lease a policy or policies of comprehensive liability insurance, including personal injury and property damage, in the amount of not less than Five Hundred Thousand dollars ($500,000.00) for property damage and Two Million Dollars ($2,00,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises and Project. Said policies shall (1) name Landlord and if applicable, its agent, and any party holding an interest to which this Lease may be subordinated as additional insureds, (2) be issued by an insurance company acceptable to Landlord and licenses to do business in the State of California, and (3) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the lease and upon each renewal of said insurance.

                    C. INDEMNIFICATION. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, act of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or Project or failure to make any such repair except to the extent caused by the negligence or willful misconduct of Landlord and except as expressly otherwise provided in paragraph 10 and 12. Tenant shall indemnify Landlord and hold Landlord harmless from any and all loss, cost, damage, injury or expense arising out of or related to (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use of occupancy of the Premises, or from any activities of Tenant, its agents, servants, employees or anyone in or about the Premises or Project, or form any cause whatsoever, (2) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant within the Premises or Project, and (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease. Such indemnity shall include without limitation the obligation to provide all costs of defense against any such claims including any action or proceeding brought against Landlord. The foregoing indemnity shall not be applicable to claims arising from the active negligence or willful misconduct of Landlord. Landlord shall defend, indemnify and hold harmless Tenant, its agents, and any and all affiliates of Tenant including without limitation, any corporations, or other entities controlling, controlled by or under common control with Tenant, from and against any and all claims or liabilities arising from (i) the negligence or willful misconduct of Landlord, its officers, employees, agents, visitors, invitees or licenses, or (ii) any breach or default in any material warranty or material representation of Landlord hereunder or the performance of any material covenant on Landlord's part to be performed hereunder. The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

WAIVER OF      9.   To the extent permitted by law and without affecting the
SUBROGATION         coverage provided by insurance required to be maintained
                    hereunder, but subject to the approval of each insurance carrier affected thereby. Landlord and Tenant each waive any right to recover against the owner (a) damages for injury to or death of persons, (b) damages to property, (c) damages to the Premises or any part thereof, or (d) claims arising by reason of the foregoing to the extent such damages or claims are covered by insurance. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the revisions of this paragraph, but subject to the approval of each insurance carrier affected thereby.

LANDLORD'S     10.  Landlord shall at Landlord's expense maintain the structural
REPAIR AND          soundness of the roof, foundations and exterior walls of the
SERVICES            building in good repair, reasonable ware and tear excepted.
                    The term wall as used herein shall not include windows, glass or plate glass, exterior doors, special store fronts or office entries. The term roof as used herein shall not include skylights, smoke hatches or roof vents. Landlord shall perform on behalf of Tenant and other tenants of the Project the maintenance of the public an common areas of the Project including but not limited to the landscaped areas, parking areas, driveways, the truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, electric and telephone equipment servicing the Building(s), exterior lighting, and anything which affects the operation and exterior appearance of the Project.

                    Tenant shall reimburse Landlord for all such costs in accordance with Paragraph 7. Any damage caused by or repairs necessitated by any act of Tenant may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs after which Landlord shall have reasonable opportunity to repair same. Landlord in the course of its maintenance and repairs shall use its best efforts too minimize any interference with Tenant's operations. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance. Landlord in the course of its maintenance and repairs shall use its best efforts to minimize any interference with Tenant's operations. If Landlord fails to timely perform its maintenance and repair obligations hereunder and, as a consequence, Tenant's use of the Premises is substantially impaired, Tenant, in addition to all other remedies available hereunder and, as a consequence, Tenant's use of the Premises is substantially impaired, Tenant, in addition to all other remedies available hereunder or by law shall have the right to cause such repair or maintenance to be performed by Landlord.

TENANT'S       11.  Tenant shall at Tenant's expense maintain all parts of the
REPAIRS             Premises in a good clean and secure condition promptly
                    making all necessary repairs and replacements including but not limited to all windows, glass, doors and any special office entries, walls and wall finishes, floor covering, heating, ventilating and air conditioning systems, truck doors, dock bumpers, dock plates and levelers, roofing, plumbing work and fixtures, downspouts, skylights, smoke hatches and roof vents. Tenant shall at Tenant's expense also perform regular removal of trash and debris. Tenant shall, at its own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days of the Term Commencement Date. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees.

ALTERATIONS    12.  Except with respect to the initial Tenant improvements described in Exhibit B attached hereto, which improvements
                    Landlord by execution hereof hereby approves, Tenant shall not make, or allow to be made, any structural alterations or physical additions in, about or to the premises costing more than Five Thousand Dollars ($5,000.00) in each instance and cumulatively no more than Ten Thousand Dollars ($10,000.00) each year without obtaining the prior written consent of Landlord which consent of Landlord which consent shall not be unreasonably withheld with respect to proposed alterations and additions which (a) comply with all applicable laws, ordinances, rules and regulations, (b) are in Landlord's reasonable opinion compatible with the Project and its mechanical, plumbing, electrical, and heating/ventilation/air conditioning systems, and in
                    Landlord's reasonable opinion will not interfere with the use and occupancy of any other portion of the Building or Project by any other Tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of consent for all plans and specifications for the alterations or additions subject to this Section 12, construction means and methods, any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with its consideration of a request for approval hereunder. Tenant must have Landlord's written approval and all appropriate permits and licenses prior to the commencement of said alterations and additions. All alterations and additions permitted hereunder other than the initial Tenant improvements described in Exhibit "B" hereto shall be made and performed by Tenant without cost or expense to Landlord including any costs or expenses which Landlord may incur in electing to have an outside agency review said plans and specifications provided the cost to Tenant of any such review shall not exceed Five Hundred
                    Dollars ($500.00). Landlord, by written notice at the time it approves any such alterations, shall have the right to required Tenant to remove any or all alterations, additions, improvements and partitions made by Tenant and restore the Premises to their original condition by the termination of this Lease, by lapse of time or otherwise, all at Tenant's expense provided Tenant shall have no obligation to remove the initial tenant improvements described in Exhibit "B" hereto. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If
                    Landlord so elects, such alterations, physical additions or improvements shall become the property of Landlord and surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however that this clause shall not apply to trade fixtures or furniture owned by Tenant. In addition to and wholly apart from its obligation to pay Tenant's Proportionate Share of Basic
                    Operating Costs, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other chargers imposed upon, levied with respect to or assessed against its personal property, on the value of its alterations, additions or improvements and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

SIGNS          13.  All signs, notices and graphics of every kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion.
                    Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to grant or withhold in its absolute and sole discretion. Any installation of signs or graphics on or about the Premises and Project shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics by the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

INSPECTION/    14.  After reasonable notice, except in the emergencies where no
POSTING             such notice shall be required, Landlord, it's agents and
NOTICES             representatives, shall have the right to enter the Premises to inspect the same, to lean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall not unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Six months prior to the end of the lease, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

UTILITIES      15.  Tenant shall pay for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes used within the Premises. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises, Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any of the foregoing utilities and services, when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner in the efforts of national, state or local government agencies or utility suppliers in reducing energy or other resource consumption.
                    The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

SUBORDINATION  16.  Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both, and (b) any mortgage or deed of trust which may now exist or be placed upon said Project, land, ground leases or underlying leases, or Landlord's interest or estate in any of the said items, which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust. Landlord will attempt to get a non-disturbance agreement from any subsequent mortgagor on the property.

FINANCIAL      17.  At the request of Landlord, but not more than twice in any
STATEMENTS          twelve (12) month period, Tenant shall provide to Landlord its current financial statement or other information discussing financial worth which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the property subject hereto.

ESTOPPEL       18.  Tenant agrees from time to time within ten (10) days after
CERTIFICATES        request of Landlord, to delivery to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired portion of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgement by Tenant that the statements included are true and correct without exception.
                    Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of the Lease.

SECURITY       19.  Tenant agrees to deposit with Landlord upon execution of
DEPOSIT             this Lease, a Security Deposit as stated in the Basic Lease
                    Information which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of the Tenant's obligations under this Lease have been fulfilled.

TENANT'S       20.  Tenant shall look solely to Landlord's interest in the
REMEDIES            Project for recovery of any judgement from Landlord.
                    Landlord, or if Landlord is a partnership, its partners whether general or limited, or if it is a corporation, its directors, officers of shareholders, shall never be personally liable for any such judgement. Any lien obtained to enforce any such judgement and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project.

ASSIGNMENT     21.  A. Tenant shall not assign or sublet the Premises or any
AND                 part thereof without Landlord's prior written approval
SUBLETTING          except as provided herein. If Tenant desires to assign this
                    Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice sixty (60) days prior to the anticipated effective date of the assignment or sublease.
                    Landlord shall then have a period of thirty (30) days following receipt of such notice to notify Tenant in writing that Landlord elects to permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord's prior written approval of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease, such consent not to be unreasonably withheld so long as the use of the Premises by such proposed assignee or subtenant would be a Permitted Use and would not in Landlord's opinion increase Occupant Density of the Project, the proposed assignee or subtenant is of sound financial condition, and the proposed assignment or sublease would not be likely to result in any decrease in Rent. If
                    Landlord should fail to notify after having received notification of such intent to sublease, Tenant in writing of such election within said period, Landlord shall be deemed to have approved the proposed assignee or subtenant.

                    B. Any Rent or other reconsideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of (1) the reasonable cost of any improvements which Tenant has made to the Premises and (2) reasonable subletting and assignment costs, shall be divided and paid fifty percent (50%) to Tenant, fifty percent (50%) to Landlord.

                    C. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for such subletting or assignment.

                    D. For purposes of this Lease, and assignment or subletting shall not include any assignment or sublease of all or any portion of the Premises made to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger or consolidation with Tenant (including any successor corporation); to any entity engaged in a joint venture with Tenant; or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each "Permitted Transfer"). In addition, a sale or transfer of capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant is a publicly traded corporation, provided Landlord is in no worse position with respect to

                    Landlord's economic security under this Lease. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no right of approval or consent with respect to any Permitted Transfer, nor shall Landlord have any right to any sums or other economic consideration resulting from any Permitted Transfer.

                    Notwithstanding the foregoing, a transfer shall be a "permitted transfer" only if Landlord is in no worse a position with respect to Landlord's economic security under this Lease (including payment of rent).

                    F. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

QUIET          22.  Landlord represents that it has full right and authority to
ENJOYMENT           enter into this Lease and that Tenant, upon paying the Rent and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

CONDEMNATION   23.  A. If the whole or any substantial portion of the Project of which the Premises are a part should be taken or condemned for any public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

               B. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph 23A above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

               C. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, the unamortized cost of any tenant improvements or alterations, moving cost or loss of goodwill, shall be and remain the property of Tenant.

CASUALTY       24.  A. If the Premises should be damaged or destroyed by fire,
DAMAGE              tornado or other casualty, Tenant shall give immediate
                    written notice thereof to Landlord. Within thirty (30) days of such notice, Landlord shall notify Tenant whether in Landlord's opinion such repairs can be made either (1)
                    within ninety (90) days, (2) in more than ninety (90) days but in less than one hundred eighty (180) days, or
                    (3) in more than one hundred eighty (180) days from the date of such notice; Landlord's determination shall be binding on Tenant. If Landlord fails to complete the repairs within one hundred fifty (150) days after the date upon which Landlord is notified of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord whereupon this Lease shall terminate thirty (30) days thereafter.

               B. If the Premises should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be completed within ninety (90) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

               C. If the Premises should be damaged by fire, tornado or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be completed in more than ninety (90) days but in less than one hundred eighty
                    (180) days, then Landlord shall have the option of either
                    (1) terminating the Lease by written notice given to Tenant within thirty (30) days after the date upon which Landlord is notified by Tenant of such damage, effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of the Lease, or (2) electing to rebuild or repair the Premises to substantially the condition in which they existed prior to such damage except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, such period of time to be extended for delays caused by the fault or neglect of Tenant or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the reasonable control of Landlord, Tenant may at its option terminate this Lease by delivering thirty (30) days prior written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

               D. If the Premises should be so damaged by fire, tornado, or other casualty that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred eighty
                    (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

               E. Notwithstanding anything herein to the contrary, in the event that holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.


                    F.  The provision of Section 1942, Subdivision 2, and
                    Section 1933, Subdivision 4, of the Civil Code of California is superseded by the foregoing.


                    G. In the event Landlord chooses to rebuild under this Paragraph 24, Landlord agrees to do so without delay and complete such rebuilding in as expeditious a manner as is commercially reasonably given the circumstances.

HOLDING OVER   25.  If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) triple-the amount of the daily rental for the first month prior to the date of expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Alternatively, if Landlord gives notice of Landlord's consent to Tenant's holding over, such holding over shall constitute renewal of the Lease on whatever terms are specified in such notice.
                    Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive
                    Landlord's right of reentry or any other right. Unless
                    Landlord exercises the option hereby given to it, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent.
                    Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this paragraph shall apply provided Landlord diligently undertakes to complete such work in a timely manner.

DEFAULT        26.  A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

                       (1) ABANDONMENT. Vacation or abandonment of the premises
                    for a continuous period in excess of five (5) days. Tenant waives any right of notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this subparagraph 26A being deemed such notice to Tenant as required by said Section 1951.3.

                       (2) NONPAYMENT OF RENT. Failure to pay any installment of
                    Rent or any other amount due and payable hereunder upon the date when said payment is due, such failure continuing without cure by payment of the delinquent Rent and late charge or other obligations for a period of five (5) days after written notice and demand; provided, however, that except as expressly otherwise provided herein, Landlord shall not be required to provide such notice more than twice during any three (3) year period of the Term, the third such non-payment in such period constituting default for all purposes hereof without requirements of notice.

                       (3) OTHER OBLIGATIONS. Failure to perform any
                    obligations, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this subparagraph 26A, such failure continuing for fifteen
                    (15) days after written notice of such failure, or such longer period as Landlord reasonably determines to be necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured.

                       (4) GENERAL ASSIGNMENT. A general assignment by Tenant
                    for the benefit of creditors.

                       (5) BANKRUPTCY. The filing of any voluntary petition in
                    bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligation of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

                       (6) RECEIVERSHIP. The employment of a receiver to take
                    possession of substantially all of Tenant's assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

                       (7) ATTACHMENT. The attachment, execution or other
                    judicial seizure of all or substantially all of Tenant's assets of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of twenty
                    (20) days after the levy thereof.

                    B.   REMEDIES UPON DEFAULT.

                       (1) RENT. All failures to pay any monetary obligation
                    to be paid by Tenant under this Lease shall be construed as obligations for payment of Rent.

                       (2) TERMINATION. In the event of the occurrence of any
                    event of default Landlord shall have the right, with or without notice or demand, to immediately terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

                       (3) CONTINUATION AFTER DEFAULT. Even though Tenant has
                    breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under paragraph 26B(2) hereof, and Landlord may enforce all its rights and remedies under this Lease, including but not without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a Landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

                    C. DAMAGES UPON TERMINATION. Should Landlord terminate this Lease pursuant to the provisions of paragraph 26B(2) hereof, Landlord shall have all the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination,
                    (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided, (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided, and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (1) and (2) above shall be computed with interest at the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of
                    San Francisco at the time of the award plus one percent
                    (1%).

                    D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof.

                    E. REMEDIES CUMULATIVE. All rights, privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

LIENS          27.  Tenant shall keep the premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefore shall be payable to Landlord by Tenant on demand with interest at the maximum rate allowable by law. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest herein, from mechanics' and materialmen's liens, and Tenant shall give
                    Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's lien.

SUBSTITUTION   28.

TRANSFERS BY   29.  In the event of a sale or conveyance by Landlord of the
LANDLORD            Project, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interests of Landlord in and to this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.

RIGHT OF       30.  All covenants and agreements to be performed by Tenant under
LANDLORD TO         any of the terms of this Lease shall be performed by Tenant
PERFORM             at Tenants' sole cost and expense and without any abatement
TENANT'S            of Rent. If Tenant shall fail to pay any sum of money, other
COVENANTS           than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate permitted by law from the date of such payment by the Landlord shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

WAIVER         31.  If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition or this Lease, regardless of Landlord's knowledge of such preceding breach at the time
                    Landlord accepted such Rent. Failure by either party
                    Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of said party
                    Landlord to insist thereafter upon strict performance by the other Party--Tenant. Waiver of by either party Landlord-of any term, covenant or condition contained in this Lease may only be made by a written document signed by said party-
                    Landlord.

NOTICES        32.  Each provision of this Lease or of any applicable
                    governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

                    A. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

                    B. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

ATTORNEYS      33.  In the event either party places the enforcement of this
FEES                Lease, or any part thereof, or the collection of any Rent
                    due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees and court costs.

SUCCESSORS     34.  This Lease shall be binding upon and inure to the benefit of
AND ASSIGNS         Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

FORCE          35.  Whenever a period of time is herein prescribed for action to
MAJEURE             be taken by Landlord, Landlord shall not be liable or
                    responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strike, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord. Whenever a period of time is herein prescribed for action as to non-monetary obligations to be taken by Tenant, Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strike, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Tenant.

MISCEL-        36.  A. The term "Tenant" or any pronoun used in place thereof
LANEOUS             shall indicate and include the masculine or feminine, the
                    singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

                    B. Time is of the essence regarding this Lease and all of its provisions.

                    C. This Lease shall in all respects be governed by the laws of the State of California.

                    D. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supercedes any previous negotiations.

                    E. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

                    F. This Lease may not be modified except by a written instrument by the parties hereto.

                    G. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

ADDITIONAL     37.  RIGHT OF FIRST REFUSAL. Provided Tenant is not, and has not
PROVISIONS          been, in default of any terms and conditions of this Lease,
                    Tenant shall have a prior right of refusal to Lease existing space as it becomes available in the Project, provided no other Tenant has a pre-existing prior on right on such space. Upon notification by Landlord either orally or in writing of the availability of space, Tenant shall have seven (7) days to notify Landlord of Tenant's desire to exercise Tenant's prior right of refusal on the terms and conditions offered by Landlord. In the event Tenant fails to give Landlord notice of Tenant's election to lease the additional space within the time period, Tenant shall have no further right, title or interest in the space provided
                    Landlord shall not lease said space to any other entity or individual on terms and conditions that are materially more favorable to the tenant under such lease than those offered to Tenant without first offering the space to Tenant upon the more favorable terms and conditions, whereupon Tenant shall have seven (7) days to notify Landlord of Tenant's desire to exercise Tenant's prior right of first refusal upon the more favorable terms and conditions. In the event
                    Landlord leases said space, then Tenant shall have the same prior right of first refusal, as specified in this Section
                    37, when and if said space becomes available again during this lease term. If, on the other hand, Tenant exercises its prior right of refusal in the manner prescribed, Tenant shall immediately deliver to Landlord payment for the first month's rent for the space (in the manner as provided for in this Lease), and the lease for the space shall be consummated without delay in accordance with the terms and conditions set forth in the lease offer.

               38. OPTION TO RELEASE. While this Lease is in full force and effect, provided that Tenant is not at such time in default of any of the terms, covenants and conditions hereof, and Tenant has never been in material default of this lease, Tenant shall have the right and option to extend the term hereof on the premises for two (2) additional periods of five (5) years each, except that the monthly rental and terms for said release shall be at the fair market rates and prevailing terms then in effect on equivalent properties, of equivalent size, in equivalent areas (but in no event will the rent be less than the immediately previous rental rate). Notice of Tenant's intention to exercise the option must be given to Landlord in writing at least one hundred eighty (180) days prior to the expiration of the term.

                    This option shall apply only to the primary tenant and not to an assignee or subtenant of Tenant, except for those parties pre-approved, if any, as assignees or sublessees.

               39. TERMINATION OPTION. Notwithstanding anything herein to the contrary, Tenant shall have one (1) option to terminate this Lease effective on the last day of month thirty-six
                    (36) ("early termination date") provided that Tenant notifies Landlord in writing of its intent to do so prior to the last day of month twenty-four (24) and pays to Landlord the cost of all unamortized costs funded by Landlord including tenant improvements and commission, plus all abated rent and reduced rent as a result of less than the occupancy of the entire building during the first two
                    (2) years of the lease plus an additional two (2) years of future rent on the entire premises.

               40. SIGNAGE. Notwithstanding the provisions of Section 13 above, Tenant shall have the right to install monument signage allowed by the City of Hayward, consistent with the existing signage in BayCenter Business Park, and with the prior written approval of Landlord.

               41. TENANT IMPROVEMENT ALLOWANCE. Landlord shall provide and pay Tenant a tenant improvement allowance of One Hundred Seventy-Seven Thousand One Hundred Twenty Dollars ($177,120.00) upon completion of the tenant improvements specified in Exhibit B herein and submission of a bonafide invoice evidencing an obligation of Tenant to pay for such completed work by a competent general contractor and receipt of final lien releases.

               42. LANDLORD WARRANTY. To the best of Landlord's knowledge, Landlord represents and warrants to Tenant that as of the date hereof and as of the Term Commencement Date, (a) the Building and all Building systems are and shall be in good working condition, structurally sound and free from latent defects, (b) the Premises and the Building do not violate any ordinance, rule, code (including without limitation the requirements of the Americans with Disabilities Act), covenants or restrictions of record as are applicable to the Building or the Premises or regulation of any government agency, and Landlord has not received notice of any possible violation.

               43. HAZARDOUS MATERIALS. Landlord represents and warrants that the attached Exceltech report dated March 1, 1988
                    (Exhibit B) is the most recent report obtained by Landlord concerning Hazardous Materials with respect to the Project. To the best of Landlord's knowledge Landlord is unaware of the presence of any Hazardous Materials on the Project that is in violation of applicable laws. In the event of (a) any breach of the foregoing representation and warranty or (b) the occurrence, release or threatened release of any Hazardous

                    Materials on or about the Premises, Building or Project that is caused by Landlord, or its employees or (c) the presence of any Hazardous Materials caused by any previous occupant of the Building that is required by local, state or federal law to be remediated, then Landlord shall protect, indemnify, defend and hold Tenant harmless from and against any costs of clean-up of such Hazardous Materials. The provisions of this section shall survive the termination of this Lease.

               44. HAZARDOUS MATERIALS. Tenant shall (i) not cause or permit any "Hazardous Material" (as hereinafter defined) to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees in any manner which shall cause contamination of the Premises or adjacent property. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises or any adjacent property, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises and/or adjacent property, damages for the loss or restriction on use of rentable or useable space or of any amenity of the Premises and/or adjacent property, damages arising from any adverse impact on marketing of the Premises and/or adjacent property, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term or any Extended Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or subdivision because of Hazardous Material present in the soil or ground water on or under the Premises and/or adjacent property. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises and/or adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and/or adjacent property to the condition existing prior to the introduction of any such Hazardous Material to the Premises and/or adjacent property; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises and/or adjacent property. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste, or any substance, materiel or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. Upon expiration or earlier termination of this Lease, Tenant shall duly execute and deliver to Landlord a certificate (the "Hazardous Waste Certificate") in the form on Exhibit C attached hereto. In the event Tenant shall fail to so deliver the Hazardous Waste Certificate, such failure shall, without further notice or the passage of time, constitute a default under the Lease and shall entitle Landlord to retain the entire security deposit held by Landlord, to be applied toward payment of the cost of assessing the presence of Hazardous Material on the Premises and/or adjacent property, and toward payment of all loss, cost, liability, damage and expense of Landlord arising as a result of any such contamination and toward such other costs and expenses of Landlord as Landlord may designate in its sole discretion. Nothing contained herein shall be deemed or construed to limit the liability of Tenant to Landlord hereunder for the breach of any covenant of Tenant under this Paragraph 44. The provisions of this Paragraph 44 shall survive the expiration or earlier termination of this Lease and Tenant's surrender the Premises to Landlord.

               45. LEASE EFFECTIVE DATE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation or option for lease, and it is not effective as a lease or otherwise until execution by Landlord and Tenant.

                    IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                      "LANDLORD"

                      SPIEKER-SINGLETON #87, LIMITED PARTNERSHIP


                      BY /s/ Peter H. Schnugg
                        ------------------------------------
                       Peter H. Schnugg

                       Its  Agent for Owner
                          --------------------------------------

                      "TENANT"

                      LYNX THERAPEUTICS, INC.


                      BY /s/ Sam Eletr
                        ------------------------------------

                      Print Name  SAM ELETR
                                 -----------------------------

                          Its  CEO & CHAIRMAN
                              -----------------------------

                                    SITE PLAN

                                  Future Phase II

                                      [MAP]

                                    EXHIBIT B

I.       OPEN OFFICE

         Lynx Therapeutics' officing policy is democratic in nature, areas or bullpens may be defined by moveable partitions. The furniture is freestanding. All ranks of employees receive the same space allocation. There will not be any new construction related to the open office areas except painting of existing finishes.

II.      R&D CHEMISTRY

         R&D Chemistry will consist of organic chemistry and supporting instrumentation spaces. The laboratories will have on the order of .50-1.0 fume hoods/person. Laboratory finishes will be chemical resistive epoxy (walls, worksurfaces) and sheet vinyl (flooring). All spaces will comply with 1991 Uniform Building Code requirements for laboratories.

III.     MOLECULAR BIOLOGY

         Molecular Biology spaces will be less fume hood intensive (one hood/8 persons) than Chemistry. Laboratory finishes will be similar to those in Chemistry. All spaces will comply with 1991 Uniform Building Code requirements for Laboratories.

IV.      MANUFACTURING

         Lynx's manufacturing process involves small scale chemical manufacturing of synthetic DNA products. Processes are bulk formation, synthesis, chromatography, filtration and precipitation. Finishes will be chemical resistant epoxy paint (walls) and sheet vinyl flooring. The flooring in the bulk formulation areas will be a more durable material, such as troweled epoxy or quarry tile.

V.       HVAC

         It is presumed, because of the fume hood intensity and air change requirements of laboratory and manufacturing spaces that modification and supplements to the existing HVAC system will be required. At this time the extent of this work is undetermined. The laboratory spaces require 100% make up air. The office HVAC systems can be recirculating with make up per ASHRAE standards. Structural work will occur as necessary to add new HVAC equipment on the roof.

VI.      PLUMBING

         Existing PVC and copper process piping may be reused, however the systems will be expanded to reach the laboratory areas adjacent to the existing laboratory core. Central services include vacuum, argon and deionized and non potabic water. Domestic water will be supplied to eyewashes and safety showers per Cal OSHA standards. Existing drain systems will be expanded to serve new laboratory locations. Manufacturing process piping will include stainless steel solvent delivery. All chemical wastes are collected and disposed of by Lynx and are not part of the drainage system.

         Sinks will be provided at a ration of approximately one per four lab/ manufacturing personnel.

VII.     ELECTRICAL

         The existing 7,000 ampere service appears sufficient to handle the anticipated loads. Paver requirements are low voltage, 120/208 VAC. Relocation of existing distribution equipment is expected. Main distribution panels will remain in place.

         Lighting levels in laboratory and manufacturing will be upgraded from existing office levels. All lighting will comply with the requirements of Title XXIV, the California Energy Code.

                                     [IMAGE]

                                     [IMAGE]

                                    EXHIBIT C

                           HAZARDOUS WASTE CERTIFICATE

                                     , 1993

SPIEKER PARTNERS
6000 Stoneridge Mall Road, Suite 270
Pleasanton, CA 94588

RE: That certain lease ("Lease") dated _______, 1993 between Spieker-Singleton #87, a Limited Partnership ("Landlord"), and Lynx Therapeutics, ("Tenant"), covering certain real property and improvements thereon located in the County of Alameda, State of California and more commonly known as 3832 Bay Center Place, Hayward, California (the "Premises"), as amended.

Gentlemen:

The undersigned, LYNX THERAPEUTICS, as Tenant under the above-captioned Lease, hereby certifies to the best of Tenant's knowledge and after the inspection of the Premises by a qualified third party to Landlord that, as of the date hereof, there are no Hazardous Materials (as such term is defined in the Lease) in or about the Premises caused by Tenant's use or occupancy or caused by any visitors to the Building or anyone whatsoever connected to, affiliated with, or delivering to, or working on behalf, the Tenant.

Tenant hereby acknowledges its continuing obligation under PARAGRAPH 44 (Hazardous Materials Provisions) of the lease, notwithstanding the expiration or other termination of the Lease term, to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (as more fully set forth in said PARAGRAPH
44) as a result of the presence of Hazardous Material brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees.

The undersigned understands that Landlord will be relying upon the statements of Tenant contained herein in Landlord's continued maintenance and operation of the Premises.

Lynx Therapeutics, a
--------------------------------------------

By:
   ---------------------------------

Its:
   ---------------------------------

By:
   ---------------------------------

Its:
   ---------------------------------

                                    EXHIBIT D

                   FIRST RIGHT OF REFUSAL ON ADJACENT PROPERTY

In consideration of that Lease Agreement between Spieker-Singleton #87, Limited Partnership, and Lynx Therapeutics, Inc. "Lynx", the general partners of Spieker-Singleton #115, Limited Partnership and any of its affiliated successors, "S-S #115", does hereby grant to Lynx the following first right of refusal on two parcels of land totalling 7.1 acres at Whitesell Road and BayCenter Place, Hayward, California, APN #439-99-73 and APN #439-99-77 (the "Land").

Provided Lynx is not and has not been in default of any terms and conditions of the Lease, then Lynx will have the following option on the above referenced land. In the event Landlord intends to offer for lease on a build to suit basis a project on such land, S-S #115 will first offer the right to Lynx to lease such a project on the same terms and conditions as Landlord intends to offer to a third party. Landlord's obligation to extend such offer to Lynx shall however be limited to only those times and situations where Lynx's financial condition permits the financing of such build to suit on customary and reasonable terms and conditions offered by Landlord. If Lynx is otherwise able to secure financing for such a project reasonably acceptable to Landlord, then Landlord shall be obligated to extend such offer to Lynx. Lynx shall have seven (7) days to notify S-S #115 of Lynx's desire to exercise the prior right of refusal on the terms and conditions offered by S-S #115. In the event S-S #115 intends to offer the Land for sale, S-S #115 will first offer to sell it to Lynx. Lynx shall have seven (7) days to notify S-S #115 of Lynx's desire to purchase the Land on the terms S-S #115 has offered and a contract shall be entered into immediately thereafter. In the event that Landlord intends to offer the Land for sale or lease to an unaffiliated third party on terms fifteen percent (15%) more advantageous than Landlord previously offered to Lynx, Landlord will first offer to sell the Land to Lynx or lease a build to suit to on such more favorable terms and Lynx shall have seven (7) days to notify S-S #115 of Lynx's desire to purchase the Land or lease a build to suit on these terms and a contract shall be entered into immediately thereafter.

By: /s/ [ILLEGIBLE]
   ---------------------

Its: Agent for Owner

                                    EXHIBIT B

                      [ATTACH LAYOUT OF PREMISES SUBLEASED]

                                    EXHIBIT B

                                   [Floorplan]

                                    EXHIBIT C

                                     FORM OF

                            ASSIGNMENT AND ASSUMPTION

                             OF SUBLEASE OBLIGATIONS

         THIS ASSIGNMENT AND ASSUMPTION OF SUBLEASE OBLIGATIONS (this "Assignment") is dated as of _________, 1998 by and among LYNX THERAPEUTICS, INC., a Delaware corporation ("Assignor"), KOSAN BIOSCIENCES INCORPORATED, a California corporation ("Assignee") and INEX PHARMACEUTICALS (U.S.A.), INC., a Washington corporation ("Subtenant").

         WHEREAS, Assignor is sublessor under that certain Sublease dated __________, 1998, by and between Assignor and Subtenant (the "Inex Sublease"), respecting certain premises (the "Premises") with a street address of 3832 Bay Road, Hayward, California, as more particularly described therein, whereby Assignor subleased to Subtenant approximately 6,298 square feet of the Premises (the "Inex Premises") and agreed to provide certain services to Subtenant pursuant to the terms of the Inex Sublease;

         WHEREAS, Assignor subleased the remainder of the Premises (the "Remaining Premises") to Assignee pursuant to that certain Sublease between Assignor and Assignee dated of even date herewith (the "Kosan Sublease"), such that Assignor will no longer have possession of any part of the Premises;

         WHEREAS, Assignor desires to assign to Assignee the service obligations accruing under the Inex Sublease for the period (referred to herein as the "Service Period") commencing on the "Commencement Date" (as defined in the Kosan Sublease) and ending on the date of the termination of the term of the Kosan Sublease, and Assignee desires to assume such service obligations;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor, Assignee, and Subtenant agree as follows:

         1.       ASSIGNMENT OF SERVICE OBLIGATIONS.

         Subject to the terms, conditions and limitations set forth in this Assignment, the Inex Sublease and the underlying master lease ("Master Lease") between Assignor, as tenant, and Spieker-Singleton #87, Limited Partnership, as landlord ("Master Lessor"), Assignor hereby assigns and Assignee hereby assumes all of Assignor's rights and obligations to perform the following services ("Services") during the Service Period under Section 6(c)(ii) of the Inex
Sublease: gas, electricity, HVAC and HVAC maintenance service, waste management and recycling, house vacuum, RODI water system, and emergency power. Subtenant agrees to reimburse Assignee for fourteen and 22/100 percent (14.22%) of the costs incurred by Assignee with respect to the Services; provided, however that one hundred percent (100%) of any Services performed or provided for the sole benefit of Subtenant (as reasonably determined by Assignee)


                                      14.

or as a result of any negligent act or omission of Subtenant or any of its agents, employees, contractors or invitees, shall be reimbursed by Subtenant to Assignee. Such reimbursement shall be made by Subtenant within ten (10) days after its receipt of a written notice from Assignee stating the cost incurred by Assignee for the Services. If requested, Assignee shall provide Subtenant with reasonable, supporting back-up detail for such costs. Subtenant acknowledges that payment to Assignee for the Services is an obligation accruing under the Inex Sublease. Accordingly, if Subtenant fails to make a required reimbursement payment to Assignee within the ten (10)-day time period described above, such failure shall be deemed a default under the Inex Sublease. In the event of such a default under the Inex Sublease, Assignor shall promptly commence and prosecute an unlawful detainer action against Subtenant pursuant to the Sublease for failure of Subtenant to pay rent. In addition, any reimbursement payment which is not paid by Subtenant within the foregoing ten (10)-day period will accrue interest at the daily rate of ten percent (10%) or the maximum rate allowable by law, whichever is less, until paid to Assignee.

         2.       ASSUMPTION OF OBLIGATIONS.

         Assignee does hereby accept this assignment and, for the benefit of Assignor and Subtenant, expressly assumes and agrees to provide the Services during the Service Period to the Remaining Premises, subject to the terms and conditions set forth in this Assignment, it being understood that (i) Assignee shall have no obligations under this Assignment unless and until the Commencement Date shall occur, and (ii) Assignee shall have no liability or responsibility with respect to any Services first arising and accruing during any time period other than the Service Period. Notwithstanding anything to the contrary contained in this Assignment or the Inex Sublease, there shall be no abatement of rent under the Inex Sublease or liability of Assignee or Assignor on account of any injury or interference with Subtenant's business (including loss of profits) with respect to any cessation of utilities or the performance of any Services. Assignee shall not be responsible for repairs required by an accident, fire or other peril, or for damage caused to any part of the Inex Premises or the Remaining Premises by any act, negligence or omission of Subtenant or its agents, contractors, employees or invitees. It is an express condition precedent to all obligations of Assignee with respect to the Services that Subtenant shall have notified Assignee of the need for such Services.

         3.       WAIVER OF SUBROGATION.

         The waiver of subrogation provisions set forth in Section 9 of the Master Lease shall be deemed a four-party agreement binding among and inuring to the benefit of Assignor, Assignee, Subtenant and Master Lessor (by reason of its consent to the Kosan Sublease).

         4.       MISCELLANEOUS.

         This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. If either party brings an action or legal proceeding with respect to this Assignment, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs. All captions contained in this Assignment are for convenience of reference only and shall not affect the construction of this Assignment. This Assignment shall be governed by California law. If any one or more of the provisions of this Assignment shall be invalid, illegal or unenforceable in any respect, the validity, legality and


                                      15.

enforceability or the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         Executed as of the date first above written.

                                         ASSIGNOR:

                                         LYNX THERAPEUTICS, INC.

                                         By:
                                            -----------------------------------
                                         Its:
                                            -----------------------------------

                                         By:
                                            -----------------------------------
                                         Its:
                                            -----------------------------------

                                         ASSIGNEE:

                                         KOSAN BIOSCIENCES INCORPORATED

                                         By:
                                            -----------------------------------
                                         Its:
                                            -----------------------------------

                                         By:
                                            -----------------------------------
                                         Its:
                                            -----------------------------------

                                         SUBTENANT:

                                         INEX PHARMACEUTICALS (U.S.A.) INC.

                                         By:
                                            -----------------------------------
                                         Its:
                                            -----------------------------------

                                         By:
                                            -----------------------------------
                                         Its:
                                            -----------------------------------


                                      16.

                                    EXHIBIT D

                 [GENERAL DESCRIPTION OF SUBLESSEE IMPROVEMENTS]

                                    EXHIBIT D

1.       OFFICE

         Kosan Biosciences intends to improve the existing open office space with the addition of approximately 14+ hard-walled executive offices and one to two executive conference rooms. The office improvements may also require a partitioning wall, which will subdivide the now existing open office space. An additional access door between the office and R & D areas may also be required.

2.       R & D CHEMISTRY

         The Chemistry laboratories will have approximately 1 fume hood per person. Maintaining this ratio may require the addition of approximately 10 fume hoods and corresponding HVAC improvements.

3.       FERMENTATION

         Kosan expects to improve the now existing engineering space and possibly an additional 1000 sq. ft. to accommodate fermentation equipment for the production of research and/or GMP grade products. This improvement will require, but is not limited to, the installation of central steam generating equipment and associated plumbing, drainage plumbing and channels, waste disposal equipment, HVAC improvements and ducting, plumbed central gases, routing of electrical and water lines, alteration to the existing drop ceiling, and upgrade of flooring to epoxy resin.

                                    EXHIBIT E

              IMPROVEMENTS AND EQUIPMENT TO BE REMOVED BY SUBLESSOR

Bio safety Cabinets

Portable Equipment

Un-interruptible Power Supplies

Dehumidification Units/Condensers

Autoclave

Glassware Washer

Glassware Dryer

Warehouse Racks

Data Networking Equipment, less cabling

Critical equipment monitoring system

Laminar Flow Hoods

Library racks

De-ionized water system purification bottles


                                      18.